UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2009, following the recommendation of the Compensation Committee, the Board of Directors of Satcon Technology Corporation (the “Company”) adopted the 2009 Incentive Plan for Management (the “2009 Incentive Plan”) as a means of adding incentives towards achievement of performance goals for each functional area of the Company, which goals are considered key factors in the Company’s overall success.  Eligible participants are (i) the President & Chief Executive Officer (the “CEO”); (ii) the Chief Financial Officer; (iii) the Vice President of Engineering & Chief Technology Officer; (iv) the Vice President, Administration & Secretary; (v) the Vice President of Sales & Marketing; (vi) the Vice President Operations; (vii) those employees who directly report to the Company’s executive officers at the Director Level; (viii) those employees who manage a group or function (Manager Level) who report to an executive officer or Director Level employee; and (ix) Satcon Fellows.

The 2009 Incentive Plan outlines general performance goals and business criteria upon which each participant’s performance will be evaluated.  Specific performance goals and business criteria will be subsequently approved by the Compensation Committee.  Performance will be measured against these specific performance goals and business criteria, which will be established for each functional area of the Company.

For the CEO, performance will be based on overall corporate objectives, such as objectives related to the Company’s focus and market position, growth, product/service quality, profitability, financial condition, business practices and establishment of prudent governance practices.  With respect to operations, participants’ performance will be based on objectives related to business operating models, manufacturing and plant capacity, customer performance and long-term strategies.  With respect to sales & marketing, participants’ performance will be based on objectives related to direct sales team organization, sales methodology, forecast methodology and customer relationship management systems, global business development and channels organization, branding initiatives and field services organization.  With respect to engineering, participants’ performance will be based on objectives related to product quality, design processes and new products.  With respect to finance, participants’ performance will be based on objectives related to management information, information systems, planning processes, financial operating models and control environment.  With respect to administration, participants’ performance will be based on objectives related to compensation strategy, performance management systems, annual cash incentive programs, rewards programs, training, staffing, internet access, domain upgrades and help desk administration.

Based on a review of performance against the established goals subsequent to the end of the fiscal year, the Compensation Committee will determine the appropriate payments, if any, to be made to the participants, and the Board must approve any such payments.  The CEO can earn up to 60% of base salary upon attainment of 100% of corporate target objectives.  The other executive officers of the Company can earn up to 30% of base salary, half of which is based upon attainment of 100% of personal target objectives and half of which is based upon attainment of 100% of corporate objectives.  If the Company achieves target financial objectives, the Board has the discretion to grant additional cash bonuses to such executive officers to compensate for no base salary adjustments at the beginning of 2009 (Chief Technology Officer: up to 10%, VP Administration: up to 6.7%).  Director Level employees and Satcon Fellows can earn up to 20% of base salary, half of which is based upon attainment of 100% of personal target objectives and half of which is based upon attainment of 100% of corporate objectives.  If the Company achieves target financial objectives, the Board has the discretion to grant additional cash bonuses to such employees to compensate for no base salary adjustments at the beginning of 2009.  Manager Level employees can earn up to 10% of base salary, half of which is based upon attainment of 100% of personal target objectives and half of which is based upon attainment of 100% of corporate objectives.

A copy of the 2009 Incentive Plan is attached hereto as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description
10.1	Satcon 2009 Incentive Plan for Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: March 4, 2009	By:	/s/ John W. Peacock
John W. Peacock
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Satcon 2009 Incentive Plan for Management.